UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

FUSHI COPPERWELD, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 Cotton Mill Road Fayetteville, Tennessee 37334 USA	TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (931) 433-0460

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 7, 2010, J. Dwight Berry separated from his employment as Chief Operating Officer of Fushi Copperweld, Inc. (the “Company).  The Company and Mr. Berry currently are negotiating the terms of Mr. Berry’s separation from the Company.  Once the terms of the separation are finalized, the Company will file an amendment to this Current Report on Form 8-K disclosing the terms of Mr. Berry’s separation from the Company.  The duties of the Chief Operating Officer have been absorbed by the Company’s Regional Operational Managers.  The Company believes this reorganization will allow it to better leverage and align its strengths as part of the Company’s ongoing efforts to continue improving overall effectiveness and growth.  The Company does not believe Mr. Berry’s departure will have an adverse impact on operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: June 10, 2010
Wenbing Christopher Wang
Wenbing Christopher Wang
President and Interim Chief Financial Officer